UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2005

EUROSOFT CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-27143	22-3538310
(State or Other Jurisdiction of Incorporation)	(Commission File number)	(IRS Employer Identification No.)

6225 Carl Avenue, Las Vegas, Nevada	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 647-3004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 12, 2005 our board of directors appointed Pamela Murdock to serve as our member of the board of directors, President, Chief Executive Officer and Chief Financial Officer. We did not enter into any employment agreement with Ms. Murdock.

Ms. Murdock has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. A description of the business experience of Ms. Murdock is set forth below.

Pamela Murdock. Ms. Murdock has an extensive background in computer consulting, networking, sales and marketing. From 1989 to the present, Ms. Murdock has been in self-employed as a computer consultant for various small businesses. Ms. Murdock will assist the Company in meeting its reporting obligations to the SEC as well as in its search and negotiations with new business opportunities and financing for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROSOFT CORP.

Date: September 14, 2005

By:/s/  Pamela Murdock
Name:  Pamela Murdock
Title:    President and Chief Executive Officer